Exhibit 23

Consent of Auditors

KRAFT, MILES & TATUM, LLC
CERTIFIED PUBLIC ACCOUNTANTS

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1650 WEST HARPER, POPLAR BLUFF, MISSOURI 63901-4196
(573) 785-6438
FAX (573) 785-0114

Consent of Independent Accountants

We have issued our report dated July 25, 2001, accompanying the Consolidated Financial Statements incorporated by reference in the Annual Report of Southern Missouri Bancorp, Inc. on Form 10-KSB for the year ending June 30, 2001. We hereby consent to the incorporation of reference of said reports in the Registration Statement of Southern Missouri Bancorp, Inc. on the Form S-8 (File No. 333-2320, effective March 13, 1996.)

/s/ Kraft, Miles & Tatum, LLC

Kraft, Miles & Tatum, LLC
Poplar Bluff, Missouri
September 27, 2001